UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 5, 2010

Choice Hotels International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13393	52-1209792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

10750 Columbia Pike Silver Spring, Maryland	20901
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    Regulation FD Disclosure.

The Company is furnishing the following pursuant to Item 7.01, “Regulation FD Disclosure”:

On January 5, 2010, Choice Hotels International, Inc.’s President and Chief Executive Officer, Stephen P. Joyce and other members of the Company’s senior management team are scheduled to provide an update on Choice’s business operations, growth strategies and outlook for 2009 and 2010 via a publicly accessible Webcast. The update will be provided in part through written presentation materials. These presentation materials contain certain non-GAAP financial measures, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the material. The presentation slides are furnished as Exhibit 99.1 to this Form 8-K.

The presentation material and audio from the event will be accessible via live Webcast at investor.choicehotels.com. An archive of the session will be available on the Web site until February 15, 2010.

ITEM 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Choice Hotels International, Inc. Presentation, dated January 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Choice Hotels International, Inc.

Date: January 5, 2010	By:	/s/ DAVID L. WHITE
David L. White
Senior Vice President, Chief Financial Officer & Treasurer